Exhibit 99.1

Innovaro Reports Financial Results for Quarter Ended June 30, 2010

Tampa, FL — (Business Wire) – August 9, 2010 –Innovaro, Inc. (NYSE Amex: INV), today announced financial results for the three months and six months ended June 30, 2010.

Second Quarter 2010 Summary

•	Second quarter 2010 revenue increased by 23% over first quarter 2010 and 6% over second quarter 2009;

•

Reduced net operating loss to $1.2 million for the three months ended June 30, 2010 from $1.6 million for the three months ended March 31, 2010 and $6.2 million for the three months ended June 30, 2009;

•	Strategic Services revenue increased by 34% in second quarter 2010 over first quarter 2010 and 25% over second quarter 2009;

•	Insights and Research revenue increased by 22% in second quarter 2010 over first quarter 2010 and decreased by 7% from second quarter 2009;

•	Technology Marketplaces revenue decreased by 23% in second quarter 2010 over first quarter 2010 and 41% from second quarter 2009;

•	Previously announced facilitation of a licensing transaction between Trojan Technologies USA, a company of Verdant Ventures Advisors, LLC, and Trojantec Ltd, a biopharmaceutical company;

•	Innovation management software platform R&D costs of $350,000 for the second quarter of 2010; and

•	Non-cash amortization and other charges of $550,000 for the second quarter of 2010.

“At the end of 2009, we began to see an increase in overall business inquiries which, I am pleased to report, have become newly signed engagements for us in the first half of 2010.” said Doug Schaedler, CEO of Innovaro. “After a year of cost cutting, many companies now need to focus on increased innovation and new product development to grow revenue and profitability. We have also seen increased international demand for our services. We believe Innovaro is well positioned to fulfill this need in the marketplace with our strategic services offering.”

Results of Operations

Three Months Ended June 30, 2010 Operating Results

For the quarter ended June 30, 2010, revenue was $2.8 million as compared to $2.6 million for the quarter ended June 30, 2009. Total expenses were $4.1 million for the quarter ended June 30, 2010 as compared to $9.0 million for quarter ended June 30, 2009. Net loss from operations for the quarter ended June 30, 2010 was ($1.2) million as compared to ($6.2) million for the quarter ended June 30, 2009.

Six Months Ended June 30, 2010 Operating Results

For the six months ended June 30, 2010, revenue was $5.1 million as compared to $5.4 million for the six months ended June 30, 2009. Total expenses were $7.8 million for the six months ended June 30, 2010 as compared to $13.9 million for six months ended June 30, 2009. Net loss from operations for the six months ended June 30, 2010 was ($2.8) million as compared to ($8.3) million for the six months ended June 30, 2009.

Recent Developments

On July 12, 2010, Innovaro completed the sale of 1,481,481 shares of its common stock along with warrants to purchase up to 2,375,000 shares of its common stock in a registered offering raising approximately $3.3 million after advisory fees and offering expenses. The Company intends to use the proceeds from the offering for the development of the Company’s innovation management platform, for general corporate purposes and to effectuate strategic acquisitions of other companies in its business sector. Raymond James & Associates, Inc. acted as he Company’s advisor in connection with the transaction.

On July 12, 2010, the Company made a $500,000 pay-down on a $1.75 million note that it issued in 2009. This pay down will reduce the Company’s obligation to the note holder and subsequent interest payments for the remainder of the 36-month term of the note.

Financial Position Information

Innovaro, Inc.

Consolidated Balance Sheets

	June 30, 2010 (Unaudited)	December 31, 2009
ASSETS
Current assets:
Cash and cash equivalents	$559,348	$2,118,970
Accounts receivable, net	1,735,747	1,481,548
Certificates of deposit	495,988	492,246
Available-for-sale securities	151,200	729,800
Investments under cost method	588,085	588,085
Prepaid expenses and other assets	604,142	569,829

Total current assets	4,134,510	5,980,478
Investments under cost method	1,000,125	—
Note receivable and accrued interest	1,648,000	1,596,000
Fixed assets, net	8,269,342	8,388,263
Goodwill	15,621,342	15,874,139
Intangible assets, net	7,660,021	8,492,301

Total assets	$38,333,340	$40,331,181

LIABILITIES
Current liabilities:

Accounts payable	$791,069	$454,509
Accrued expenses	909,179	462,802
Accrued severance payable	—	876,400
Deferred revenue	1,447,256	1,634,096
Current maturities of long-term debt	1,027,205	975,360
Derivative liability	623,022	664,972

Total current liabilities	4,797,731	5,068,139
Long-term debt, less current maturities	5,400,006	5,353,892
Deferred tax liability	1,162,792	1,303,031

Total liabilities	11,360,529	11,725,062

EQUITY

Innovaro stockholders’ equity:

Preferred stock, $.01 par value, 1,000,000 shares authorized; none issued and outstanding	—	—
Common stock, $.01 par value, 29,000,000 shares authorized; 12,530,701 and 12,286,768 shares issued; 12,041,073 and 11,797,140 shares outstanding at June 30, 2010 and December 31, 2009, respectively	120,410	117,971
Additional paid-in capital	82,325,387	81,010,460
Total accumulated loss under Investment Company Accounting	(52,073,915)	(52,073,915)
Accumulated income (deficit) under Operating Company Accounting:
Accumulated deficit	(3,429,745)	(624,006)
Accumulated other comprehensive income (loss)	(499,097)	175,609

Total Innovaro stockholders’ equity	26,443,040	28,606,119
Noncontrolling interest	529,771	—

Total equity	26,972,811	28,606,119

Total liabilities and equity	$38,333,340	$40,331,181

Innovaro, Inc.

Consolidated Statements of Operations

(Unaudited)

	Operating Company Accounting	Investment Company Accounting	Operating Company Accounting	Investment Company Accounting
	Three Months Ended June 30, 2010	Three Months Ended June 30, 2009	Six Months Ended June 30, 2010	Six Months Ended June 30, 2009
Revenue / Income from operations:
Strategic services	$1,916,588	$1,529,010	$3,346,630	$3,254,288
Technology marketplaces	245,262	414,229	562,248	816,652
Insights and research	638,925	689,683	1,162,328	1,295,039
Investment income, net	—	12,546	—	43,210

	2,800,775	2,645,468	$5,071,206	5,409,189

Expenses:
Direct costs of revenue	1,601,031	1,778,654	3,049,403	4,106,012
Salaries and wages	789,629	3,250,359	1,469,155	4,234,448
Professional fees	165,808	197,103	367,097	420,023
Research and development	351,495	—	550,654	—
Sales and marketing	191,581	170,816	437,877	289,316
General and administrative	582,422	855,737	1,177,672	1,651,178
Depreciation and amortization	395,913	415,413	796,408	822,091
Impairment loss	—	2,368,458	—	2,368,458

	4,077,879	9,036,540	7,848,266	13,891,526

Other (income) and expense:
Other (income) expense	(154,315)		(156,389)
Interest expense, net	142,084		277,238

	(12,231)		120,849

Loss before income taxes	(1,264,873)	(6,391,072)	(2,897,909)	(8,482,337)
Provision for income tax benefit	(34,098)	(156,140)	(89,809)	(172,585)

Net loss from operations	(1,230,775)	(6,234,932)	(2,808,100)	(8,309,752)

Net realized and unrealized gains (losses) from investment company activity:
Net realized gains (losses) on investments	—	(416,995)	—	(37,435,130)
Net change in unrealized appreciation (depreciation) of investments	—	(571,307)	—	33,523,913

Net loss / Net decrease in net assets from operations	$(1,230,775)	$(7,223,234)	$(2,808,100)	$(12,220,969)

Net loss attributable to the noncontrolling interest	(1,434)		(2,361)

Net loss attributable to Innovaro stockholders	$(1,229,341)		$(2,805,739)

Net loss attributable to Innovaro stockholders per share / Net decrease in net assets from operations per share: Basic and diluted	$(0.10)	$(0.64)	$(0.24)	$(1.10)

Weighted average shares outstanding: Basic and diluted	11,872,196	11,214,181	11,834,875	11,103,434

Conference Call Information

Investors and analysts can participate in the call by dialing:

US & Canada: 877-554-2421

UK: 0-800-917-4860

Other International Callers: 706-679-7207

Please reference conference ID# 90709708

About Innovaro, Inc.

Innovaro, Inc. is a comprehensive end-to-end innovation solution provider. With fully scalable solutions, whether for a global 1000 company or small R&D lab or university scientist, we help our clients create breakthrough innovation, realize latent value in their IP and accelerate their innovations to market. Leading companies trust us to create profitable growth, new revenue streams, enduring capabilities and lasting value through innovation. For more information about us, please visit our website at www.innovaro.com.

Forward-Looking Statements

Certain matters discussed in this press release are “forward-looking statements.” These forward looking statements can generally be identified as such because the context of the statement will include words such as “expects,” “should,” “believes,” “anticipates” or words of similar import. Certain factors could cause actual results to differ materially from those projected in these forward looking statements and these factors are identified from time to time in our filings with the Securities and Exchange Commission. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. This press release is available at www.innovaro.com.

Contacts:

Innovaro

Terresa Zimmerman

media@innovaro.com

813-754-4330 x247

Investor Contact

BPC Financial Marketing

John Baldissera

800-368-1217